UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2017

Cogent Communications Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2450 N St NW, Washington, District of Columbia		20037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4274

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2017 the Company's US operating subsidiary entered into a 7th amendment of the employment agreement of its CEO, Dave Schaeffer, that extended the term of the agreement through 2021. The compensation provisions of amendment 6 (entered into on April 7, 2014) were also extended through 2021. This provision eliminated his cash salary effective on January 1, 2015 and established a bonus. Through 2021 he will continue to be eligible to earn up to $500,000 per year in bonus compensation for performance against revenue and EBITDA, as adjusted, growth targets of Cogent Communications Holdings, Inc. ("Holdings") (as defined in the earnings releases of Holdings). The targets are 15% for revenue growth and 20% for EBITDA, as adjusted growth, compared in each case to the prior year. This description of the 7th amendment to the employment agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.Description
10.1 Amendment No. 7 to Employment Agreement of David Schaeffer, dated November 17, 2017 (filed herewith).

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 7 to Employment Agreement of David Schaeffer, dated November 17, 2017 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

November 20, 2017	By:	/s/ Robert N. Beury, Jr.

Name: Robert N. Beury, Jr.
Title: Vice President and Chief Legal Officer

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